Exhibit 99.1

Risks Relating to our Business

We operate in highly competitive industries, and competitive pressures could have a material adverse effect on our business.

The alcoholic beverage distribution in Poland is intensely competitive and highly fragmented. The principal competitive factors in that industry include product range, pricing, distribution capabilities and responsiveness to consumer preferences, with varying emphasis on these factors depending on the market and the product.

With respect to individual customers, we face significant competition from various regional distributors, who compete principally on price, in regions where our distribution centers and satellite branches are located. The effect of this competition could adversely affect our results of operations. The majority of alcohol sales in Poland are still made through traditional trade outlets which are locally owned shops and local supermarkets. However, the hypermarket and supermarket chains continue to grow their share of the trade in Poland. Traditional trade outlets typically derive higher margins from sales as compared to hypermarkets and supermarket chains. There is a risk that the expansion of hypermarkets and supermarket chains will continue to occur in the future, thus reducing the margins that we may derive from sales to the traditional trade, where we currently distribute approximately 74% of our products, excluding sales to wholesalers who also supply this segment.

We face competition from various producers in the vodka production industry. We compete with other alcoholic and nonalcoholic beverages for consumer purchases in general, as well as shelf space in retail stores, restaurant presence and distributor attention. In Poland, vodka production is dominated by five local companies that control approximately 75 % of the market. Of the Polish domestic vodka market, in August 2006 we had approximately 31.4% market share, Sobieski had approximately 27.0% market share and V&S Luksusowa Zielona Góra S.A., Polmos Lublin S.A. and Brown-Forman Sp. z o.o. (formerly Finlandia Polska Sp. z o.o.) had approximately 22.4% of market share, each measured by value.

Our results are linked to economic conditions and shifts in consumer preferences, including a reduction in the consumption of alcoholic beverages.

Our results of operations are affected by the overall economic trends in Poland, the level of consumer spending, the rate of taxes levied on alcoholic beverages and consumer confidence in future economic conditions. In periods of economic slowdown, consumer purchase decisions may be increasingly affected by price considerations, thus creating negative pressure on the sales volume and margins of many of our products. Reduced consumer confidence and spending may result in reduced demand for our products and limitations on our ability to increase prices and finance marketing and promotional activities. A shift in consumer preferences or a reduction in sales of alcoholic beverages generally could have a material adverse effect on us.

Loss of key management would threaten our ability to implement our business strategy.

The management of future growth will require our ability to retain William Carey, our Chairman, Chief Executive Officer and President. William Carey, who founded our company, has been a key person in our ability to implement our business plan and grow our business. If William Carey were to leave us, our business could be materially adversely affected.

Key production personnel of each of Bols and Polmos Białystok are indispensable for the efficient operation of those companies. Because we lack experience of managing a vodka production facility, if key production personnel of the Bols or Polmos Białystok management teams were to leave, our production business could be adversely affected.

Changes in the prices of supplies and raw materials could have a materially adverse effect on our business.

There have been changes in the cost of raw materials used in vodka production and especially raw spirits in recent years. The increases in prices may also take place in the future and our inability to pass on increases to our customers could reduce our margins and profits and have a material adverse effect on our business. We cannot assure you that shortages or increases in the prices of our supplies or raw materials will not have a material adverse effect on our financial condition and results of operations.

We are exposed to exchange-rate and interest rate movements that could adversely affect our financial results and comparability of our results between financial periods.

Since our functional currency is the Polish zloty while our reporting currency is the U.S. dollar, the translation effects of fluctuations in the exchange rate may materially impact our financial condition and net income and may affect the comparability of our results between financial periods.

In addition, our senior secured notes are denominated in euros, and movements in the euro/zloty exchange rate could increase the amount of cash, in zloty, that must be generated in order to pay principal and interest on our senior secured notes. Similarly, as a result of the interest rate swap, we are effectively obliged to pay variable interest on our senior secured notes. Consequently, we are exposed to changes in interest rates, based on which our semi-annual coupons are calculated.

The impact of translation of our senior secured notes could have a materially adverse effect on our reported earnings. For example, a 1% change in the euro/zloty exchange rate as compared to the exchange rate applicable when the notes were issued on July 25, 2005, would result in an unrealized exchange pre-tax gain or loss of approximately U.S.$3.9 million.

Weather conditions may have a material adverse effect on our sales

We operate in an industry where performance is affected by the weather. Changes in weather conditions may result in lower consumption of vodka and other alcoholic beverages than in comparable periods. In particular, unusually cold spells in winter or high temperatures in the summer can result in temporary shifts in customer preferences and decrease demand for the alcoholic beverages we produce and distribute. Similar weather conditions in the future may have a material adverse effect on our sales which could affect our financial condition and results of operations.

We are subject to extensive government regulation; changes in or violations of law or regulations could materially adversely affect our business and profitability.

Our business of producing, importing and distributing alcoholic beverages is subject to extensive regulation by national and local Polish governmental agencies and European Union authorities. These regulations and laws address such matters as licensing and permit requirements, competition and anti-trust matters, trade and pricing practices, taxes, distribution methods and relationships, required labeling and packaging, advertising, sales promotion and relations with wholesalers and retailers. Also, new regulations or requirements or increases in excise taxes, customs duties, income taxes, or sales taxes could materially adversely affect our business, financial condition and results of operations.

In addition, we are subject to numerous environmental and occupational, health and safety laws and regulations in Poland. We may also incur significant costs to maintain compliance with evolving environmental and occupational, health and safety requirements, to comply with more stringent enforcement of existing applicable requirements or to defend against challenges or investigations, even those without merit. Future legal or regulatory challenges to the industry in which we operate or to us or our business practices and arrangements could give rise to liability and fines, or cause us to change our practices or arrangements, which could have a material adverse effect on us, our revenues and our profitability.

Governmental regulation and supervision as well as future changes in laws, regulations or government policy (or in the interpretation of existing laws or regulations) that affect us, our competitors or our industry generally strongly influence our viability and how we operate our business. Complying with existing regulations is burdensome, and future changes may increase our operational and administrative expenses and limit our revenues. For example, we are currently required to have permits to produce, to import products, maintain and operate our warehouses, and distribute our products to wholesalers. Many of these permits, such as our general permit for wholesale trade, must be renewed when they expire. Although we believe that our permits will be renewed upon their expiration, there is no guarantee that such will be the case. Revocation or non-renewal of permits that are material to our business could have a material adverse affect on our business. Additionally, our permits may be revoked prior to their expiration date due to non payment of taxes or violation of health requirements. Therefore, our business would be materially and adversely affected if there were any adverse changes in relevant laws or regulations or in their interpretation or enforcement. Our ability to introduce new products and services may also be affected if we cannot predict how existing or future laws, regulations or policies would apply to such products or service.

Polish anti-monopoly regulations could restrict our growth through acquisitions or business combinations or the implementation of our business strategy policy

Generally, several types of mergers and acquisitions between business entities in Poland, including acquisitions of stock, under circumstances specified in the Polish Act on Protection of Consumers and Competition of December 15, 2000 (o.t.—Dz. U. 2005. 244. 2080), which we currently refer to as the Anti-Monopoly Act, require prior notification to the Polish Anti-Monopoly Office. Sanctions for failure to notify include fines imposed on parties to the transaction and members of their governing bodies. Under the Anti-Monopoly Act, acquisitions may be blocked or have conditions imposed upon them by the Polish Anti-Monopoly Office, if the Polish Anti-Monopoly Office determines that the acquisition has a negative impact on the competitiveness of the Polish market. It is difficult to predict how the Polish Anti-Monopoly Office will act on an application, but generally, acquisitions leading to a combination of market shares above the level of 40% in Poland face a greater risk of being blocked. On the other hand, we are allowed to grow market share above 40% organically. However, once a business is considered to have a dominant position on the relevant market (such a position is presumed to exist at and above 40% market share), that business is subject to provisions of the Anti-Monopoly Act regarding the prohibition of the abuse of a dominant position. If we were to obtain a market share above 40% in any market, we could become subject to these provisions and our business could be adversely affected. On May 4, 2006 our potential acquisition of the producer of the leading flavored vodka in Poland resulted in a negative decision from the Polish Anti-Monopoly office, primarily due to their assessment that, as a result of the acquisition, we would have potentially achieved a dominant position in the flavored segment of the Polish vodka market. We appealed the decision but, before receiving a ruling on our appeal, we abandoned the acquisition as the company was sold to another buyer.

We may not be able to protect our intellectual property rights

We own and license trademarks (for, among other things, our product names and packaging) and other intellectual property rights that are important to our business and competitive position, and we endeavor to protect them. However, we cannot assure you that the steps we have taken or will take will be sufficient to protect our intellectual property rights or to prevent others from seeking to invalidate our trademarks or block sales of our products as a violation of the trademarks and intellectual property rights of others. In addition, we cannot assure you that third parties will not infringe on or misappropriate our rights, imitate our products, or assert rights in, or ownership of, trademarks and other intellectual property rights of ours or in marks that are similar to ours or marks that we license and/or market. In some cases, there may be trademark owners who have prior rights to our marks or to similar marks. We are currently involved in opposition and cancellation proceedings with respect to marks similar to some of our brands and other proceedings, both in the United States and elsewhere. If we are unable to protect our intellectual property rights against infringement or misappropriation, or if others assert rights in or seek to invalidate our intellectual property rights, this could materially harm our future financial results and our ability to develop our business.

Our import contracts may be terminated

As a leading importer of major international brands of alcoholic beverages in Poland and Hungary, we have been working with the same suppliers for many years and either have verbal understandings or written distribution agreements with them. Where a written agreement is in place, it is usually valid for between one and five years and is terminable by either party on a three to six months notice. However, our ability to continue to distribute imported products on an exclusive basis depends on factors which are out of our control, such as ongoing consolidation in the spirit industry worldwide, as a result of which producers decide from time to time to change their distribution channels, including in the markets in which we operate.

Although we believe we are currently in compliance with the terms and conditions of our import and distribution agreements, there is no assurance that all our import agreements will continue to be renewed on regular basis, or that, if they are terminated, we will be able to replace them with alternative arrangements with other suppliers. Should such a termination occur, our sales may decrease which could affect our financial condition and results of operations.

Risks Relating to our Indebtedness

We require a significant amount of cash to make payments on our senior secured notes and to service our other debt.

Our ability to finance our debt depends on future operating performance and ability to generate sufficient cash. This depends, to some extent, on general economic, financial, competitive, market, legislative, regulatory and other factors, some of which are beyond our control, as well as the other factors discussed in these “Risk Factors.”

Historically, we met our debt service and other cash requirements with cash flows from operations and our existing revolving credit facilities. As a result of certain acquisitions and related financing transactions, however, our debt service requirements have increased significantly. We cannot assure you that our business will generate sufficient cash flows from operating activities, or that future debt and equity financing will be available to us in an amount sufficient to enable us to pay our debts when due, including our senior secured notes, or to fund our other financing needs in our business.

Our indebtedness under the senior secured notes as at September 30, 2006 amounted to U.S.$418 million including U.S.$6 million of accrued interest.

If our future cash flows from operations and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to:

•	reduce or delay our business activities and capital expenditures;

•	sell assets;

•	obtain additional debt or equity capital; or

•	restructure or refinance all or a portion of our debt, including our senior secured notes, on or before maturity.

The above factors all contain an inherent risk regarding our ability to execute them. Additionally, our senior secured notes and covenants made in connection therewith may limit our ability to borrow additional funds or increase the cost of any such borrowing.

We are subject to restrictive debt covenants.

The indenture governing our senior secured notes contains, and other financing arrangements we enter into in the future may contain, provisions which limit our ability and the ability of our subsidiaries to enter into certain transactions, including the ability to make certain payments, including dividends or other cash distributions; incur or guarantee additional indebtedness and issue preferred stock; make certain investments; prepay or redeem subordinated debt or equity; create certain liens or enter into sale and leaseback transactions; engage in certain transactions with affiliates; sell assets or consolidate or merge with or into other companies; issue or sell share capital of certain subsidiaries; and enter into other lines of business.

Risks Relating to Ownership of our Common Stock

Future sales of common stock, or the perception of such future sales, by some of our existing stockholders could cause our stock price to decline.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market or the perception that these sales may occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell shares in the future at a time and at a price that we deem appropriate.

As a result of the acquisition of Botapol Holding B.V. completed on August 17, 2005, Botapol Management B.V., an indirect subsidiary of Rémy Cointreau S.A., and Takirra Investment Corporation N.V. each own 2,537,129 shares of our common stock. Botapol Management B.V. and Takirra Investment Corporation N.V. each have the right to cause us to register the stock or to include their shares in future registration statements filed by us with the U.S. SEC. We recently received a request from Botapol Management B.V. and Takirra Investments N.V. that we register all of their respective shares under the U.S. Securities Act. On November 17, 2006, in response to such request, we filed a registration statement relating to the shares with the U.S. SEC. Pursuant to that registration statement , Botapol Management B.V. and Takirra Investments Corporation N.V. will be able to sell their shares to the public in the United States. If either Botapol Management B.V. or Takirra Investment Corporation N.V. were to sell a large number of their shares, the market price of our common stock could decline significantly. In connection with any sale of their shares, either of them also may choose not to maintain a director on our board of directors, which is their contractual right for so long as they hold at least 50% of the shares issued to them in the Bols Acquisition. See “Additional Information - Material Contracts - The Bols Acquisition.” In addition, the perception in the public markets of such events, actual or potential, could also adversely affect the market price of our common stock.

Enforcing legal liability against us and our directors and officers might be difficult.

We are organized under the laws of the State of Delaware of the United States. Therefore, investors are able to affect service of process in the United States upon us and may be able to affect service of process upon our directors and executive officers. We are a holding company, however, and all of our operating assets are located in Poland and Hungary. Further, most of our directors and executive officers, and those of most of our subsidiaries, are non-residents of the United States and our assets and the assets of our directors and executive officers are located outside the United States. As a result, you may not be able to enforce against our assets (or those of certain of our directors or executive officers) judgments of United States courts predicated upon the civil liability provisions of United States laws, including federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Poland.